UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Yukon New Parent, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-2698952
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 N. Willow Street, Suite 4B, Montclair, New Jersey	07042
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-286043

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form 8-A (File No. 001-42813) originally filed on August 22, 2025, and amended on September 11, 2025, notes the planned change of the name of the Registrant from Yukon New Parent, Inc. to Mount Logan Capital Inc. following the consummation of the all-stock merger between 180 Degree Capital Corp. and Mount Logan Capital Inc. and corrects the name of the exchange on which the shares of the Registrant will be registered in Item 2.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby of Yukon New Parent, Inc. (to be renamed “Mount Logan Capital Inc.” following the consummation of the all-stock merger between 180 Degree Capital Corp. and Mount Logan Capital Inc.) (the “Registrant”) are shares of common stock, par value $0.0001 per share. The description of the common stock set forth under the heading “Description of New Mount Logan Share Capital” in the prospectus forming part of the Registrant’s Registration Statement on Form S-4 (File No. 333-286043), originally filed with the Securities and Exchange Commission on March 24, 2025, as thereafter amended and supplemented from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market, LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

YUKON NEW PARENT, INC.

By:	/s/ Daniel B. Wolfe
Daniel B. Wolfe
President, Chief Financial Officer and Director

Date: September 12, 2025